Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

March 9, 2023

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to AMC Entertainment Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Prospectus Supplement filed on March 9, 2023 (the “Prospectus Supplement”) to the Registration Statement on Form S-3 filed on August 4, 2022 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the selling stockholder identified in the Prospectus Supplement (the “Selling Stockholder”) of up to 232,439,472 of the Company’s depositary shares (the “AMC Preferred Equity Units”) each representing a one one-hundredth (1/100th) interest in one share of the Company’s Series A Convertible Participating Preferred Stock, par value $0.01 (the “Preferred Stock”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement and the form of prospectus included therein, (ii) the Prospectus Supplement which forms a part of the Registration Statement, (iii) the Forward Purchase Agreement, dated as of December 22, 2022, by and between the Company and the Selling Stockholder, (iv) the Third Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware, (v) the Third Amended and Restated Bylaws of the Company, (vi) the Certificate of Designations designating the preferences, limitations, voting powers and relative rights of the Preferred Stock, (vii) the Deposit Agreement by and among the Company and Computershare Inc. and Computershare Trust Company, N.A., jointly as depositary dated August 4, 2022 (the “Deposit Agreement”), and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the AMC Preferred Equity Units are sold as contemplated by the Registration Statement and the Prospectus Supplement, (ii) the Deposit Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company), (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement and Prospectus Supplement by reference and (iv) all AMC Preferred Equity Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the AMC Preferred Equity Units have been validly issued and are fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K relating to the Prospectus Supplement and to the reference to our firm therein. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

2